UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 7, 2009
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Stone Energy Corporation (the “Company”) amended and restated its Executive Change of Control and Severance Plan effective as of December 31, 2008 (as so amended and restated, the “Executive Plan”). The amended and restated Executive Plan also replaced and superseded the Company’s Executive Change in Control Severance Policy that was maintained for certain designated executives (specifically, the CEO and the CFO). The Executive Plan covers the Company’s officers, and the key terms that are based upon definitions in the Executive Plan are described in greater detail below:
•	“Cause” means any termination of an executive’s employment by reason of the executive’s willful and continued failure to perform substantially their duties after written notice of such failure has been given to the executive, or the willful engaging by the executive in conduct that is materially injurious to the Company, monetarily or otherwise.

•	A “Change of Control” is generally deemed to have occurred if the event described in any of the following paragraphs shall have occurred:
o	any person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 20% or more of the combined voting power of the Company’s securities (though not including securities that were acquired directly from the Company);

o	the Board of Directors as of December 31, 2008 fails to constitute the majority of the members of the Board, unless the Board members replacing the current members were appointed or elected by the current Board or by members of the Board previously so appointed or elected;

o	an arrangement, merger or consolidation of the Company other than a transaction which would: (1) result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 65% of the combined voting power of the securities of the Company or the surviving entity or any parent thereof outstanding immediately after such transaction, or (2) result in an arrangement, merger or consolidation which is effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

o	the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company, or there is a sale or disposition of all or substantially all of the Company’s assets.
•	“Change of Control Period” means (i) the 24-month period following a Change of Control in the case of the Company’s current CEO and CFO and (ii) the 12-month period following a Change of Control in the case of the Company’s other officers.

•	“Good Reason” means the occurrence (without the executive’s express written consent) on or within any Change of Control Period of any one of the following acts by the Company:
o	a material reduction in the executive’s annual base salary as in effect on the date of the Change of Control or as increased thereafter (except for certain across-the-board salary reductions);

o	a material diminution in the authority, duties or responsibilities of the executive as in effect immediately prior to the Change of Control; or

o	a requirement that the executive transfer to a work location that is more than 50 miles from such executive’s principal work location immediately prior to the Change of Control.
•	An “Involuntary Termination” means any termination of the executive’s employment by the Company other than for Cause or a termination by the executive during a Change of Control Period for a Good Reason.

     Pursuant to the Executive Plan, if an officer of the Company incurs an Involuntary Termination of employment, the officer will receive the following:
•	a base salary up to the date of termination;

•	in the case of the CEO and the CFO, a lump sum severance payment of 2.99 times the sum of (1) the executive’s annual base salary calculated using the higher of the annual salary rate in effect at the time of termination or that in effect on the date of the Change of Control and (2) any target bonus at the one hundred percent level for which the executive is eligible for the fiscal year in which the termination occurs;

•	a lump sum amount representing a pro rata share of the bonus opportunity up to the date of termination at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion (which amount will be reduced to the extent of any prorated bonus paid to the executive upon a Change of Control as described below);

•	in the case of officers other than the CEO and the CFO and an Involuntary Termination occurring outside a Change of Control Period, a lump sum severance payment in an amount equal to the executive’s annual base salary;

•	in the case of officers other than the CEO and the CFO and an Involuntary Termination occurring during a Change of Control Period, a lump sum severance payment in an amount equal to 2.99 times the executive’s annual base salary;

•	outplacement services the duration and costs for which shall be determined by the then prevailing practice of the Human Resources Department and, in no event, shall exceed a cost to the Company of 5% of the base annual salary of the executive;

•	in the case of the CEO and the CFO, a Gross-Up Payment in an amount sufficient to provide that the net amount retained by the executive will equal the excise tax charged to the executive as a result of the receipt of any change-of-control payments, provided that if it shall be determined that the executive is entitled to a Gross-Up Payment but the total to be paid does not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the executive such that the receipt of the total would not give rise to any excise tax, then no Gross-Up Payment shall be made and the total payments to the executive in the aggregate shall be reduced to the Reduced Amount; and

•	the continuation of the health benefit coverages for himself and, where applicable, his eligible dependents for the six-month period following the date of such Involuntary Termination of employment, at a cost to the executive that is equal to the cost for an active employee for similar coverage.
     Upon the occurrence of a Change of Control, the Executive Plan provides that the following benefits will automatically be provided to the Company’s officers, without regard to whether the officer’s employment with the Company terminates:
•	unexercised in-the-money stock options shall be fully vested and cancelled immediately prior to the Change of Control in exchange for cash equal to the product of the number of the Company’s shares issuable upon exercise of the respective stock options times the excess, if any, of the per share cash consideration to be determined by the Board of Directors in connection with the Change of Control over the aggregate exercise price under such stock options;

•	all the remaining vesting restrictions with respect to any of the Company’s restricted stock awards issued or issuable pursuant to any of the Company’s stock incentive plans shall expire;

•	the Company will contribute to its 401(k) plan a matching amount for the participants equal to $1.00 for every $2.00 contributed as a 401(k) contribution (other than a 401(k) catch-up contribution) by the participants in the 401(k) plan for the period from January 1 in the calendar year of the Change of Control through the effective date of the Change of Control, less any matching amounts previously contributed to the 401(k) plan for such period, if any, to be credited to the 401(k) plan participants’ accounts according to the terms of the 401(k) plan, up to a total maximum matching contribution for an individual participant’s account that does not exceed the limit authorized by the Internal Revenue Code for such contribution; and

•	the Company will pay the executive a pro rata share of the bonus opportunity up to the date of the Change of Control at the then projected year-end rate of payout, in an amount, if any, as determined by the Compensation Committee in its sole discretion.
     The Executive Plan may not be amended or terminated to adversely affect the benefits or potential rights to benefits for a period of 12 months following amendment or termination. In the event of a Change of Control during the existence of the Executive Plan, the term of the plan shall automatically be extended for 24 months following the date of such Change of Control.
     The Executive Plan also requires that the executive sign a release within 45 days of an Involuntary Termination in order to receive the applicable payments and benefits for such a termination. The release will state that the Compensation Committee, the plan’s fiduciaries, the Company and the Company’s parent corporation, subsidiaries, affiliates, shareholders, partners, officers, directors, employees and agents are released from all causes of action of any kind, including all claims or causes of action that may arise out of that executive’s termination of employment. The execution of the release and the receipt of the benefits provided under the plan will constitute full settlement of all such claims and causes of action relating to the executive’s employment or termination of employment.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:
10.1	Stone Energy Corporation Executive Change of Control and Severance Plan (As Amended and Restated Effective December 31, 2008).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: April 8, 2009	By:	/s/ Kenneth H. Beer

Kenneth H. Beer
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stone Energy Corporation Executive Change of Control and Severance Plan (As Amended and Restated Effective December 31, 2008).